Exhibit 10.24

DEED OF SUB-SUBLEASE

THIS DEED OF SUB-SUBLEASE (this “Sublease”) is entered into this 30th day of September, 2020, by and between LOOKINGGLASS CYBER SOLUTIONS, INC., a Delaware corporation (“Sublandlord”) and ZEROFOX, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Deed of Office Lease dated July 27, 2012, as amended by that certain First Amendment to Deed of Lease dated April 17, 2013 and that certain Second Amendment to Deed of Lease dated July 17, 2014 and that certain Phase II Commencement Agreement dated May 22, 2014 (collectively, the “Prime Lease”), by and between RV VI DULLES CORRIDOR LLC, a Delaware limited liability company, as successor-in-interest to ODC8 OWNER, LLC (“Landlord”) and TNS, Inc., a Delaware corporation (“TNS”), Landlord leased to TNS certain space located in the building located at 10740 Parkridge Boulevard (Parkridge Center 6), Reston, Virginia (“Building”), which leased space is further described in the Prime Lease (“Original Premises”); and

WHEREAS, pursuant to a Deed of Subleased dated October 11, 2016, as amended by a First Amendment to Sublease dated January, 2018 (“Original Sublease”), TNS subleased to Sublandlord (as subtenant thereunder) a portion of the Original Premises located on the 2nd floor of the Building (the “Original Subleased Premises”), which was consented to by Landlord; and

WHEREAS, Sublandlord desires to sub-sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Original Subleased Premises located on the 2nd floor of the Building, subject to Landlord’s consent to such subleasing on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Subleasing of the Premises. Sublandlord hereby does sub-sublease, sub-sublet and demise unto Subtenant, and Subtenant does hereby sub-sublease and rent from Sublandlord, upon and subject to the provisions of this Sublease, the Premises consisting of approximately twelve thousand six hundred ninety six (12,696) rentable square feet of space on the second (2nd) floor of the Building, as outlined on the floor plan attached hereto and hereby incorporated as Exhibit A (“Premises”). Notwithstanding the foregoing, as depicted on Exhibit A (and marked with a red “X”), the LAN room, HVAC room, kitchen, and wellness rooms will be shared with Sublandlord, and Sublandlord shall have full access and use of such spaces. For the sake of clarity, as of the Commencement Date, the Premises are not separately demised from the Original Subleased Premises. Notwithstanding anything to the contrary in the Prime Lease, Sublandlord shall have no right to relocate Subtenant during the Term (as hereinafter defined), including any renewal or extension terms; provided, however, Subtenant shall be subject to any relocation rights held by Landlord under the Prime Lease.

2.

Term. Subject to the other provisions hereof, including receipt of Landlord’s consent as provided in Section 25 below, this Sublease shall be and continue in full force and effect for a term (“Term”) commencing on the later of (such later date, the “Commencement Date”) (i) September 30, 2020 and (ii) the date of receipt of Landlord’s consent to this Sublease and expiring on July 31, 2022 (“Expiration Date”) unless sooner terminated as hereinafter provided.

3.

Intentionally omitted.

4.

Base Rent. Commencing on the Commencement Date, Subtenant, in consideration for the sub-subleasing of the Premises for the Term, agrees to pay rent (“Base Rent”) for the Term in accordance with the table set forth below.

Period	Total Base Rent for Period	Monthly Base Rent
October 1, 2020 – February 28, 2021	$119,432.00	$23,886.00
March 1, 2021 – February 28, 2022	$298,127.00	$24,844.00
March 1, 2022 – July 31, 2022	$129,184.00	$25,837.00

Subtenant shall deliver the first month’s Base Rent to Sublandlord at the time of execution and delivery of this Sublease, and said advance rent payment shall be applied to rent first becoming due hereunder. If the Term hereunder (a) terminates for any reason other than a Default by Subtenant or expires with respect to all or any part of the Premises prior to the end of a twelve (12) month period, or (b) begins on other than the first day of a given calendar month, then the Base Rent shall be prorated to reflect such partial month during the Term and/or termination or expiration resulting in a partial twelve (12) month period.

5.

Rent Payments. All such monthly installments shall be payable in advance and without demand, notice or offset (except as otherwise expressly provided in this Sublease), on the first day of each calendar month during the Term to Sublandlord via electronic payment pursuant to instructions delivered by Sublandlord to Subtenant.

6.

Additional Rent.

(a)

Subtenant shall not be required to pay (nor have any obligation for) any payments related to any Real Estate Taxes and Annual Operating Costs (as defined in the Prime Lease).

(b)

Within thirty (30) days of receipt of an invoice from Sublandlord, Subtenant shall reimburse Sublandlord for any other additional rent or charges incurred by Sublandlord in accordance with the terms of the Prime Lease or Original Sublease, which rent or charges were incurred at the request or direction of Subtenant or caused by Subtenant operating in the Premises after the Building’s normal business hours, such as charges for after-hours HVAC services (the amounts due under this subparagraph b. hereof being hereinafter referred to as “Additional Sublease Rent”).

(c)

If Subtenant fails to pay any regular installment of Base Rent within five (5) days following the date when such installment becomes due and payable, or if Subtenant fails to pay any other sum due under this Sublease within five (5) days following the date due, then Subtenant shall pay a late charge of five percent (5%) of the amount of such installment or other sum and, in addition, such unpaid installment or other sum shall bear interest at the rate per annum which is two percent (2%) in excess of the publicly announced “prime rate” then being charged by the Bank of America from the date such installment or other sum first became due and payable to the date of payment thereof by Subtenant. Such late charge and interest shall constitute additional rent hereunder due and payable with the next regular monthly installment of Base Rent or, if no such regular monthly installment remains to be paid (whether by reason of acceleration, expiration of the Term or otherwise) then due and payable immediately. Notwithstanding the foregoing, Sublandlord shall waive such late charge and default interest one time during any consecutive twelve (12) month period if Subtenant makes such payment within five (5) days after receipt of written notice of such late payment from Sublandlord.

7.

Services.

(a)

Subtenant shall pay upon demand such additional amounts as are necessary to recover additional costs incurred by Sublandlord in performing or providing nonstandard janitorial services, maintenance, security, utilities (as reasonably estimated by Sublandlord if there are no meters or other facilities for the precise measurement thereof, provided that, Sublandlord shall provide to Subtenant, promptly after Subtenant’s written request therefor, reasonable information to back up its estimate) or other services or requirements consumed or requested by Subtenant, but nothing herein shall require Sublandlord to provide such services, maintenance, security, utilities or requirements.

(b)

Notwithstanding anything contained in this Sublease, Subtenant agrees and acknowledges that Sublandlord shall have no obligation, responsibility or liability whatsoever to provide or perform any service, repair, alteration or other similar obligation which is the obligation of Landlord to provide or perform pursuant to the provisions and terms of the Prime Lease, except that Sublandlord covenants to use its commercially reasonable efforts to cause TNS to cause Landlord to perform and provide all such service, repair, maintenance, alteration, and other obligations.

(c)

Subtenant recognizes that Sublandlord does not control the operation of the Building or the furnishing of utilities and services therein or to the Premises. Accordingly, all of the agreements and obligations of Sublandlord under this Sublease, express or implied, including, without limitation, any agreement or obligations to furnish utilities or services, are expressly dependent upon the performance and observation by the Landlord of its agreements and obligations under the Prime Lease (except that Sublandlord shall use its commercially reasonable efforts to cause TNS to cause Landlord’s performance as aforesaid). Subtenant hereby releases Sublandlord from the performance or observance of any agreement or obligation of Landlord under the Prime Lease and agrees that if the Landlord or TNS shall default in the performance or observance of any such agreement or obligation under the Prime Lease or the Original Sublease, as applicable, either for the furnishing of utilities or services or otherwise, Sublandlord shall not be liable therefor to Subtenant. Any condition resulting from such default by the Landlord or TNS shall not constitute an eviction, actual or constructive, and Subtenant shall not be entitled to cancel this Sublease or to otherwise modify, release or alter its obligations hereunder (including without limitation, any abatement of Base Rent, Additional Sublease Rent or other additional rent hereunder, except to the extent that Sublandlord is entitled to and actually receives an abatement for the same in its capacity as subtenant under the Original Sublease).

(d)

The parties acknowledge that the terms and conditions of the services and amenities to be provided by Landlord (including, but not limited to, HVAC service, shuttle service, deli, fitness center and roof top deck) are set forth in Articles 17, 53 and 54 of the Prime Lease. Sublandlord makes no representation, warranty or guarantee related to the Landlord services and amenities; provided that Sublandlord covenants to use its commercially reasonable efforts to cause TNS to cause Landlord to allow Subtenant and its employees to have access to and use of such services and amenities, upon the terms and conditions in the Prime Lease, in equitable proportion.

8.

Alterations, Care and Surrender of Premises. Alterations (as defined in Section 9 of the Prime Lease) to the Premises shall be permitted to the extent allowed pursuant to the Prime Lease and in accordance with the terms thereof. Sublandlord shall not unreasonably withhold, condition or delay its consent to Subtenant’s request for Alterations. Sublandlord shall cooperate in good faith with Subtenant, at no cost or expense to Sublandlord and at Subtenant’s sole cost and expense, in order to obtain Landlord’s and TNS’s consent to any Alterations, to the extent required by the terms of the Prime Lease and Original Sublease. Subtenant shall reimburse Sublandlord for any reasonable, actual amounts incurred by Sublandlord in connection with Alterations performed by or on behalf on Subtenant, but Sublandlord shall not charge Subtenant a separate construction management or supervision fee in connection therewith. Subtenant shall maintain the Premises in good repair and condition, shall not commit or allow any waste or damage to be committed on any portion of the Premises, and shall comply with all laws, orders and regulations which are imposed on the Sublandlord, as subtenant under the Original Sublease, and are applicable to the Premises. At the termination of this Sublease, by lapse of time or otherwise, Subtenant shall deliver said Premises to Sublandlord, in the condition received by Subtenant on the Commencement Date, broom clean, in good order and condition, ordinary wear and tear and insured casualty damage excepted, subject to the requirements of Section 9 below. Subtenant agrees to indemnify and save Sublandlord harmless from and against any and all loss, cost, expense or liability resulting from the failure of Subtenant in so surrendering the Premises in the condition required above on or before the Expiration Date, including, without limitation, any claims made by Landlord or TNS founded on such failure.

9.

Restoration of Space. On or before the Expiration Date, or earlier termination of this Sublease, Subtenant shall remove from the Premises, at its expense, all of its personal property, including any moveable furniture and equipment. All fixtures, equipment, improvements, and installations which Subtenant attached to, or built into, the Premises or installed for the benefit of the Premises during the Term of this Sublease (“Property”) shall, upon termination or expiration of this Sublease, remain part of the Premises; provided, however, that notwithstanding the foregoing, Subtenant shall have the obligation to remove any of the Property (to the extent installed by Subtenant) if so directed by Sublandlord, TNS or Landlord. The foregoing notwithstanding, the parties agree that in no event shall Subtenant be required to remove any improvements existing in the Premises as of the date of delivery to Subtenant, nor any improvements installed by Subtenant, unless, at the time of Subtenant’s request for approval of any Alterations, Sublandlord, TNS or Landlord informed Subtenant that such Alterations (or any part thereof) must be removed on or prior to the Expiration Date or earlier termination of this Sublease; provided, however, that in no event shall Sublandlord require Subtenant to remove improvements that are customarily found in spaces used for general office use in comparable first class buildings in the market area unless Landlord or TNS requires the removal of such improvements pursuant to the terms of the Prime Lease or Original Sublease, as applicable. If Subtenant failed to request and/or receive approval for any Alterations prior to installation or construction thereof (and such approval was required by this Sublease, the Original Sublease or the Prime Lease), then Sublandlord, TNS or Landlord may require the removal of such Alterations. In the event of such removal, Subtenant agrees promptly to reimburse Sublandlord for the reasonable cost of necessary repairs required as the result of damage from such removal done to the Premises or the Building so as to restore the Premises or the Building to the condition required under Paragraph 8 herein. All property permitted or required to be removed by Subtenant upon the Expiration Date or earlier termination of this Sublease remaining on the Premises after such Expiration Date or sooner termination shall be deemed abandoned and may, at the election of the Sublandlord, either be retained as Sublandlord’s property or may be removed from the Premises by Sublandlord at Subtenant’s reasonable expense. Any such expenses described herein shall be paid to Sublandlord promptly upon demand therefor, and shall be deemed rent collectible by Sublandlord in the same manner and with the same remedies as though such sums constituted Base Rent.

10.

Subordination. This Sublease is and shall be subject and subordinate to the Prime Lease and the Original Sublease and to the lien of any and all ground or underlying leases affecting the Building or the land underlying the Building, and to all mortgages which may now or hereafter encumber or affect any or all of such leases, land, and Building and to all renewals, modifications, consolidations, replacements and extensions of any such leases and mortgages. The provisions of this Paragraph shall be self-operative and shall require no further consent or agreement by Subtenant. Subtenant agrees, however, to execute within ten (10) days of delivery any consent or agreement reasonably requested by Sublandlord, TNS or Landlord or any such lessor or mortgagee in connection with this Paragraph.

11.          Assignment and Subletting. Article 20 of the Prime Lease shall apply to any proposed sub-subletting or assignment by Subtenant of any of its interest in this Sublease with respect to Landlord’s, TNS’s and Sublandlord’s rights and obligations related thereto. Subtenant shall at all times comply with, and be subject to, the notice and consent requirements contained in Article 20 of the Prime Lease with respect to any notices and/or consents required of the Landlord; it being understood that Landlord may provide or withhold its consent in its sole discretion to any assignment, subletting or any other transfer of Subtenant’s interest under the Sublease unless such assignment, subletting or other transfer of Subtenant’s interests under the Sublease is to a Related Entity, in which event Landlord’s consent shall not be required. Sublandlord agrees that (i) subject to Sublandlord’s approval of the Related Entity’s (as hereinafter defined) financials (which approval may not be unreasonably withheld if in the Sublandlord’s reasonable opinion the related entity’s net worth and ability to meet the obligations under this Sublease are equal to or better than that of the Subtenant as of the date of this Sublease), Sublandlord’s consent shall not be required if Subtenant assigns or sub-subleases all or a portion of the Premises to any affiliate, any entity which directly or indirectly controls, is controlled by or under common control of Subtenant, or any entity resulting from any merger, acquisition or reorganization of or by Subtenant (collectively, “Related Entities”, each a “Related Entity”), and (ii) Sublandlord shall not unreasonably withhold, condition or delay its consent to the assignment or sub-subleasing to a third party. In the event of any sublease or assignment by Subtenant hereunder (to other than a Related Entity), fifty percent (50%) of all profits to be made by the Subtenant in connection therewith shall be paid to Sublandlord, as Additional Sublease Rent, as and when received by Subtenant. For purposes of determining such “profits” realized by Subtenant, Subtenant shall be entitled to deduct from the gross profits direct costs and expenses actually incurred by Subtenant in connection with any such sublease or assignment, which shall include brokerage commissions, rental abatement, legal fees, and the reasonable cost of tenant improvements or tenant improvement allowances, but only if and to the extent such costs and expenses are actually and reasonably incurred by Subtenant. Notwithstanding anything to the contrary contained herein, in no event shall Sublandlord have any right to recapture any proposed subleased space or to terminate this Sublease with respect to any proposed sublease or assignment.

12.          Default. This Sublease is subject to the limitation that if at any time during the Term any one or more of the following events (“Default”) shall occur:

(a)

Subtenant fails to pay when due any item of Base Rent, Additional Sublease Rent and/or other additional rent, or any other charge or sum required to be paid by Subtenant under this Sublease, and such failure shall remain uncured for a period of four (4) business days following written notice thereof to Subtenant; provided that no such notice shall be required if Sublandlord has sent Subtenant two (2) similar notices within three hundred sixty-five (365) days prior to such failure; or

(b)

Subtenant fails to perform or observe any of its other requirements under this Sublease and such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublandlord to Subtenant; provided, however, that if the nature of such failure is such that it cannot with the exercise of reasonable diligence be cured within a fifteen (15) day period and Subtenant promptly commences such cure within such fifteen (15) day period and thereafter proceeds with diligence and continuity to cure such failure, then such fifteen (15) day cure period shall be extended for an additional period not to exceed eighty (80) additional days from the expiration of such fifteen (15) day period in order to enable Subtenant to cure such failure; or

(c)

Subtenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. et seq., as it may be amended (or similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Subtenant and such proceeding is not dismissed within sixty (60) days after the filing thereof or Subtenant is otherwise in an Event of Bankruptcy as defined in Article 14 of the Prime Lease; or

(d)

Subtenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment for the benefit of creditors, or if a receiver, trustee or similar agent is appointed or takes possession with respect to any property of the Subtenant; or

(e)

The leasehold hereby created is taken on execution or other process of law in any action against Subtenant; or

(f)

An Environmental Default (as defined in Article 12(d) of the Prime Lease) by Subtenant or an Invitee of Subtenant; or

(g)

Any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Sublease by Subtenant which is not permitted pursuant to the terms of this Sublease; then, and in any such case, Sublandlord shall have the right to exercise all remedies set forth in Article 16(b) of the Prime Lease as if Sublandlord were “Landlord,” Subtenant were “Tenant,” the Premises were the “Premises,” all monies due by Subtenant to Sublandlord under this Sublease were the “Rent,” and the Term were the “Term.” The rights and remedies granted to Sublandlord herein are cumulative and in addition to any others Sublandlord may be entitled to at law or in equity. Notwithstanding anything contained in this Sublease to the contrary, if a Default has occurred and Sublandlord has elected to terminate this Sublease or recover possession of the Premises, then Sublandlord shall use commercially reasonable efforts to mitigate its damages by attempting to relet the Premises on such terms and conditions as Sublandlord shall determine in its sole, but not arbitrary, discretion; provided, however, Subtenant understands and agrees that if Sublandlord has other space available for subleasing, Sublandlord is under no obligation to sublease the Premises before any other space available for subleasing.

13.

Intentionally omitted.

14.          Subtenant Insurance Obligation.

(a)

Subtenant shall be subject to and comply with all the requirements of the tenant under Section 18 of the Prime Lease and Section 14 of the Original Sublease. Subtenant shall cause Sublandlord, TNS, Landlord, and any designee of Sublandlord, TNS or Landlord to be named as an additional insured under such general comprehensive commercial liability policy and shall deliver certificates of insurance to Sublandlord at execution and upon each renewal of the policy(ies), evidencing coverage required hereunder, and at such other times as may be requested in writing by Sublandlord.

(b)

Subtenant’s property casualty insurance policy shall contain an endorsement pursuant to which the insurance company waives subrogation against Landlord, TNS and Sublandlord. Subtenant hereby releases Sublandlord, TNS and Landlord to the limits of the coverage of such policy (or the coverage that would have existed had Subtenant carried the insurance as required hereunder) with respect to any claim (including a claim for negligence) which it might otherwise have against Sublandlord, TNS and/or Landlord for loss, damage or destruction with respect to its property by fire or other casualty. Additionally, Sublandlord hereby releases Subtenant to the limits of Sublandlord’s property casualty insurance coverage with respect to any claim (including a claim for negligence) that it might otherwise have against Subtenant for loss, damage or destruction with respect to Sublandlord’s property by fire or other casualty. All insurance policies required of Subtenant hereunder and otherwise as required under the Prime Lease and Original Sublease shall provide that Sublandlord, TNS and Landlord will be given at least thirty (30) days’ prior written notice of any cancellation or amendment in the policy or default thereunder (provided that if Subtenant’s insurer(s) is not reasonably willing to assume such notice obligation then Subtenant hereby commits to provide Sublandlord such notice promptly after Subtenant’s receipt thereof). All insurance policies required of Subtenant hereunder shall comply with the insurance requirements contained in the Prime Lease and Original Sublease.

15.

Inspection. The inspection and access rights and obligations set forth in Article 25 of the Prime Lease shall apply herein as if Sublandlord were Landlord, Subtenant were Tenant and the Premises hereunder were the Premises thereunder.

16.

Indemnity. Except to the extent caused by the gross negligence or willful misconduct of the Sublandlord’s Indemnified Parties (as hereinafter defined), Subtenant hereby agrees to defend and indemnify Sublandlord, its partners, directors, officers, employees, and agents (collectively, “Sublandlord’s Indemnified Parties”) and hold Sublandlord and the Sublandlord’s Indemnified Parties, harmless from and against any and all claims, damages, judgments, expenses (including reasonable attorneys’ fees), losses, or liabilities paid, suffered, or incurred by or asserted against Sublandlord or the Sublandlord’s Indemnified Parties, arising out of or resulting from: (i) Subtenant’s use of or occupancy of the Premises, or (ii) any failure by Subtenant to perform or comply with any covenant, term, agreement, provision or obligation under this Sublease. Except to the extent of caused by the gross negligence or willful misconduct of the Subtenant’s Indemnified Parties, Sublandlord hereby agrees to defend and indemnify Subtenant, its partners, directors, officers, employees, and agents (collectively, “Subtenant’s Indemnified Parties”) and hold Subtenant and the Subtenant’s Indemnified Parties, harmless from and against any and all claims, damages, judgments, expenses (including reasonable attorneys’ fees), losses, or liabilities paid, suffered, or incurred by or asserted against Subtenant or the Subtenant’s Indemnified Parties, arising out of or resulting from (i) Sublandlord’s gross negligence or willful misconduct or (ii) Sublandlord’s uncured default under the Original Sublease or (iii) Sublandlord’s material breach of this Sublease. Subtenant expressly undertakes and agrees that all indemnities provided by Subtenant under the Sublease in favor of Sublandlord are hereby extended to include Landlord, TNS and their respective affiliates as indemnified parties.

17.

Access and Security.

(a)

Pursuant to Article 23 of the Prime Lease, the Building is equipped with data card access systems to control access to the Building and Subtenant shall be provided by Sublandlord, and free of charge, five (5) access cards per 1,000 rentable square feet of the Premises to access the Building before and after normal business hours. Such access cards shall also, to the extent allowed and facilitated by Landlord, provide access to the Building parking facilities (if access shall be controlled), rooftop terrace, and the Building Fitness Facility. Sublandlord may charge Subtenant for additional or replacement cards. The Building does not have a 24-hour manned security presence and Sublandlord makes no representation or warranty related to the same.

(b)

Subtenant shall have access to the Building, the garage of the Building, the Fitness Facility and the rooftop terrace to the extent such access is granted to Sublandlord under the Prime Lease, through its rights as subtenant under the Original Sublease.

18.

Waiver of Subrogation and Claims. The release of liability and waiver of subrogation provisions set forth in Article 18 of the Prime Lease shall apply as between Sublandlord and Subtenant as if Sublandlord were Landlord, Subtenant were Tenant, and the Premises hereunder were the Premises thereunder.

19.

Condition of Premises. Subtenant accepts the Premises in its “as is” condition. Subtenant shall not have the right to perform any work in the Premises without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed and the prior written consent of Landlord and TNS, if required under the terms of the Prime Lease and Original Sublease, as applicable. Sublandlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises. Subtenant acknowledges and agrees that Sublandlord has undertaken no obligation to make any improvements in or to the Premises. Sublandlord makes no representations or warranties concerning the Premises except as specifically set forth in this Sublease.

20.

Prime Lease and Original Sublease.

(a)

Subtenant acknowledges that (i) Subtenant has received and reviewed the Prime Lease and Original Sublease; (ii) Subtenant’s rights pursuant to this Sublease are subject and subordinate at all times to the Prime Lease and Original Sublease and to all of the terms, covenants, and agreements of the Prime Lease and Original Sublease, except, as between Subtenant and Sublandlord, as expressly modified by this Sublease; (iii) Landlord and TNS are not parties to this Sublease; and (iv) Subtenant is not a third party beneficiary under the Prime Lease or Original Sublease, and, accordingly, derives no rights thereunder against Landlord or TNS, including, without limitation, the right to enforce any of TNS’s rights and Landlord’s obligations arising under the Prime Lease and/or Subtenant’s rights and Sublandlord’s obligations arising under the Original Sublease against Landlord. Subtenant shall not do or permit anything to be done in, or in connection with Subtenant’s use or occupancy of, the Premises, which would violate any of the terms, covenants, or agreements of the Prime Lease or Original Sublease. Except for any provisions of this Sublease which conflict with the Prime Lease or Original Sublease (in which case the provisions of this Sublease shall control) and except for the Excluded Sections (defined below) of the Prime Lease and Original Sublease, all of the terms, covenants, provisions, conditions and limitations of the Prime Lease and Original Sublease are hereby incorporated by reference and are hereby made and shall be deemed to be terms, covenants, provisions, conditions and limitations applicable to the sublease of the Premises herein for and during the entire term of this Sublease as fully and to the same extent as though each and every one of said terms, covenants, provisions, conditions and limitation were set forth at length herein, and for the purposes of the foregoing, it being understood that (i) Subtenant covenants and agrees to perform, observe, and fulfill all of Sublandlord’s obligations, duties, undertakings, and covenants under the Original Sublease and all of TNS’s obligations, duties, undertakings, and covenants under the Prime Lease (provided that in no case shall Subtenant be obligated to pay more rent than that which is expressly provided for in this Sublease), and (ii) Sublandlord shall have the same rights of Sublandlord against Subtenant with respect to this Sublease, as the “Landlord” has with respect to and against the “Tenant” pursuant to the Prime Lease and as TNS has with respect to and against Sublandlord, as subtenant, pursuant to the Original Sublease. In furtherance thereof, for purposes of this Sublease, references to the “Premises” in the Prime Lease and Original Sublease shall be construed to mean the “Premises” hereunder; references to “Landlord” in the Prime Lease and “Sublandlord” in the Original Sublease shall be construed to mean “Sublandlord”; references to “Tenant” in the Prime Lease and “Subtenant” in the Original Sublease shall be construed to mean “Subtenant”, and references to “Annual Base Rent” in the Prime Lease and “Base Rent” in the Original Sublease shall be construed to mean “Base Rent”; provided however that references to “Landlord” in Articles 7(b), 13(b), 17, 18(e), 23, 28, 35, 45(b), 53, 54 and 59 of the Prime Lease shall be deemed to be references to the Landlord only and not to the Sublandlord hereunder. Notwithstanding anything contained herein to the contrary, the provisions of Articles 1(a), 3, 4, 5, 15, 16(a), 17(i), 21, 33, 36 (except as to Landlord’s notice addresses), 49, 50, 51, 52, 55, 56, and 60(c), and Exhibits B, B-1 and B-2 of the Prime Lease, and the all amendments to such provisions pursuant to each Amendment to the Prime Lease, and the provisions of the Original Sublease (and Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 and 12 of the First Amendment to Sublease) and any rights to expand, contract or extend the Premises or the Term and any buildout or improvement provisions related thereto, shall be excluded from this Sublease.

(b)

Subject to the provisions of Section 20(a) immediately above, the Sublandlord may enforce directly against Subtenant any of the rights and remedies granted to the Landlord pursuant to the Prime Lease or TNS pursuant to the Original Sublease. Nothing in this Sublease shall be construed or interpreted to grant any greater rights than TNS has received as Tenant from the Landlord pursuant to the Prime Lease or that Sublandlord has received as subtenant from TNS pursuant to the Original Sublease. Sublandlord shall not, by its act or omission to act (except to the extent the duty to act is Subtenant’s pursuant to this Sublease), cause a default under the Original Sublease if the same would have a material adverse effect on Subtenant’s use or occupancy of the Premises or Subtenant’s rights or obligations under this Sublease. Sublandlord shall not (i) voluntarily enter into any agreement with TNS to terminate the Original Sublease if such termination would have the effect of terminating this Sublease; provided, however, that the foregoing shall not be construed or interpreted in any manner as prohibiting Sublandlord from exercising any right currently contained in the Original Sublease for the termination of the Original Sublease; or (ii) modify or amend the Original Sublease if the same would have any material adverse effect on Subtenant’s use or occupancy of the Premises or Subtenant’s rights or obligations under this Sublease.

(c)

If TNS defaults under any of the terms, covenants and provisions of the Original Sublease and such TNS default has a material adverse effect on Subtenant, then in such event and provided no monetary or material non-monetary default by Subtenant then exists, upon Subtenant’s written request, Sublandlord shall promptly and diligently make a commercially reasonable effort to cause TNS to cure such default and enforce the applicable provisions of the Original Sublease, at no cost or expense to Sublandlord and at Subtenant’s sole cost and expense, for Subtenant’s benefit in an attempt to cause TNS to cure such default, provided, however, that in no event shall the foregoing require or be construed or interpreted as requiring Sublandlord to commence or prosecute any legal actions or proceedings against TNS or Landlord.

(d)

To the extent that Sublandlord is entitled to any abatement of rent or additional rent payable by Sublandlord under the Original Sublease as a result of any fire, other casualty, condemnation, or the exercise of the right of eminent domain, in each case affecting the Premises, or as a result of any other cause affecting the Premises, and Sublandlord actually receives any such abatement then, in such event, Subtenant shall be entitled to a corresponding and equitable abatement of the Rent payable hereunder as determined by Sublandlord when exercising its reasonable, good faith judgment.

(e)

In the event that, as a result of any casualty affecting the Premises, or affecting any other portions of the Building that materially and adversely affects the use of and/or access by Subtenant to the Premises, Sublandlord has the right under the Original Sublease to terminate the Original Sublease as a result thereof, then Subtenant shall have a corresponding right to terminate this Sublease, independent of Sublandlord’s right to terminate the Original Sublease in such event.

(f)

Subtenant recognizes and understands that any termination of the Prime Lease, the Original Sublease and/or Sublandlord’s subleasehold estate under the Original Sublease for any reason whatsoever shall result automatically in the termination of this Sublease and Subtenant’s sub-subleasehold thereunder, and that Subtenant shall have no right or recourse against Sublandlord as a result thereof or otherwise, unless such termination is caused by Sublandlord’s uncured default under the Original Sublease.

21.

Broker. Sublandlord and Subtenant represent to each other that they have not dealt with any brokers in connection with this Sublease other than CBRE, Inc. (“Sublandlord’s Broker”) and the parties shall indemnify and hold each other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit, or obligation, including but not limited to reasonable attorneys’ fees, arising out of or relating to a respective breach of this representation. Sublandlord shall pay, or cause the payment to, Sublandlord’s Broker any fee or commission due it in connection with this Sublease in accordance with a separate agreement or agreements.

22.

Notice. Any notice, consent, approval, agreement, certification, request, invoice, bill, demand, statement, acceptance, or other communication hereunder (“Notice”) shall be in writing and shall be furnished by personal delivery, recognized overnight courier or mail in a postpaid envelope (certified mail, return receipt requested, only) addressed to (i) Sublandlord at the Original Subleased Premises, and (ii) Subtenant (A) at the Premises, and (B) at 1834 South Charles Street, Baltimore, Maryland 21230, or to such other address or addresses as either party may designate by a Notice given pursuant thereto. Any notice sent in compliance with this Paragraph shall be deemed given on the date of delivery in the case of hand-delivery, on the date of receipt or refusal to receive after mailing in the case of mailing, or on the next business day in the case of a recognized overnight delivery service.

23.

Jury Trial. The parties do hereby expressly waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants, or conditions of this Sublease or any matters whatsoever arising out of or in any way connected with this Sublease.

24.

Interpretation and Meaning. All terms used in this Sublease shall have the same meaning as the terms used in the Prime Lease or the Original Sublease, unless specifically defined to the contrary in this Sublease.

25.

Condition Precedent. This Sublease shall not become effective unless and until each of the Landlord and TNS has consented to this Sublease by providing written notice of its consent to Sublandlord. Both Sublandlord and Subtenant agree to cooperate and to use reasonable efforts to obtain the written consent to this Sublease from the Landlord and TNS. Sublandlord and Subtenant shall share equally all attorneys’ fees and other expenses which the Landlord or TNS incurs in connection with its review of and consent to this Sublease. The submission of an unsigned copy of this Sublease does not constitute a reservation of or option for the Premises, and this Sublease becomes effective only upon execution and delivery thereof by Sublandlord and Subtenant and approval thereof by Landlord and TNS. If Landlord and TNS fail to consent and deliver to Sublandlord and Subtenant a commercially reasonable consent agreement within fifteen (15) days after full execution of this Sublease, then subject in all events to the Asset Purchase Agreement dated as of September 30, 2020, by and between Sublandlord and Subtenant (the “APA”), Subtenant and Sublandlord each shall have the right, in its sole and absolute discretion, to terminate this Sublease by giving written notice to the other party within ten (10) business days after such date (and if either party timely exercises such termination right then this Sublease shall be null and void and of no further force or effect).

26.

Authority. Each party represents and warrants to the other that it has the power and authority to enter into this Sublease, that it has taken all necessary corporate action to authorize the execution and performance of this Sublease, and that this Sublease is the valid and binding obligation of such party and is enforceable against it in accordance with its terms, subject to general equitable principles and creditors’ rights.

27.

Landlord’s and TNS’s Consent. If Subtenant desires to take an action which, under the applicable provisions of the Prime Lease and/or Original Sublease, requires the approval or consent of the Landlord and/or TNS, then Subtenant shall not take such action until the Landlord and/or TNS, as applicable, has provided its approval or consent in connection therewith as required under the Prime Lease or Original Sublease, in addition to any consent (to the extent required hereunder) provided by Sublandlord, and Sublandlord shall use commercially reasonable efforts to obtain such consent.

28.

Hold-Over. The provisions of Article 29 (“Holding Over”) of the Prime Lease shall apply to the Sublease as if Sublandlord were Landlord, Subtenant were Tenant, and the Premises hereunder were the Premises thereunder.

29.

Parking. Pursuant to Article 24(a) of the Prime Lease, Subtenant shall have the right to three (3) parking spaces for every 1,000 rentable square feet of space included within the Premises (i.e. 38 unreserved parking spaces) for the self-parking of standard-sized passenger automobiles in the garage of the Building. Sublandlord agrees that Subtenant’s use of the parking spaces shall be at no cost to Subtenant. Subtenant’s parking rights shall be governed by the provisions of Article 24 of the Prime Lease, to the extent that they do not conflict with the provisions of this Section 29.

30.

Modifications. Notwithstanding anything to the contrary set forth herein, this Sublease cannot be modified or amended except in writing signed by Sublandlord and Subtenant following Landlord’s and TNS’s consent thereto.

31.

Limitations on Sublandlord’s and Subtenant’s Liability. Subtenant and Sublandlord each acknowledges that the other party is a corporation and agrees that notwithstanding any provisions to the contrary contained in the Prime Lease, the Original Sublease or this Sublease, as the same may be amended from time to time, no present or future shareholder, beneficial owner, officer, director, trustee, agent, servant or employee of Sublandlord or Subtenant, as the case may be, shall have any personal liability to the other party for the obligations of such party arising out of, in connection with or under this Sublease, the relationship of Subtenant and Sublandlord, or Subtenant’s use of the Premises. Each party shall be solely liable for its obligations under this Sublease, to the extent of the assets of such party, including without limitation the undistributed capital, undistributed net earnings, undistributed fees earned, including fees that are either unbilled or billed and uncollected, tangible assets, personal property, and accounts receivable of such party. It is understood and agreed that the separate assets of shareholders or beneficial owners of Sublandlord or Subtenant, as distinguished from any shareholder’s or beneficial owner’s interest in undistributed assets of Sublandlord or Subtenant, may not be seized or attached by the other party for the satisfaction of Sublandlord’s or Subtenant’s obligations under this Sublease. Notwithstanding anything to the contrary contained herein, the next to last sentence of Section 45(a) of the Prime Lease shall not be applicable as between Sublandlord and Subtenant.

32.

Quiet Enjoyment. Sublandlord covenants and agrees with Subtenant that so long as (a) no Default by Subtenant occurs and is continuing hereunder and (b) no default exists under the Prime Lease or the Original Sublease due to any action or inaction on the part of Sublandlord, Subtenant may peaceably and quietly enjoy the Premises subject, nevertheless, to the terms and conditions of this Sublease, and Subtenant’s possession will not be disturbed by anyone claiming by, through, or under Sublandlord.

33.

Signage. Sublandlord shall use commercially reasonable efforts to obtain Landlord’s consent to (and use commercially reasonable effort to cause TNS to cause Landlord to provide) Building standard suite entry signage and Building directory space for Subtenant at the Building. In the event that Landlord consents to such signage, Subtenant shall pay for the cost of such Building directory space and Building suite entry signage at the main entry to the Premises.

34.

General Provisions.

(a)

Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

(b)

Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to any conflicts of law considerations.

(c)

Entire Agreement. This Sublease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings relating to the sub-subleasing of the Premises and Sublandlord’s obligations in connection therewith, and neither Sublandlord nor any agent or representative of Sublandlord has made or is making, and Subtenant in executing and delivering this Sublease is not relying upon, any warranties, representations, promises or statements whatsoever, except to the extent expressly set forth in this Sublease and the Exhibits attached hereto and incorporated herein. All understandings and agreements, if any, heretofore had between the parties are merged to this Sublease, which alone fully and completely expresses the agreement of the parties. The failure of Sublandlord or Subtenant, as the case may be, to insist in any instance upon the strict keeping, observance or performance of any covenant, agreement, term, provision or condition of this Sublease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, agreement, term, provision, condition or election, but the same shall continue and remain in full force and effect. No waiver or modification of any covenant, agreement, term, provision or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublandlord and Subtenant. No surrender of possession of the Premises or of any part thereof or of any remainder of the term of this Sublease shall release Subtenant from any of its obligations hereunder unless accepted by Sublandlord in writing. The receipt and retention by Sublandlord of monthly Base Rent or additional rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant of the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of monthly Base Rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

(d)

Conflicts Between this Sublease, the Original Sublease and the Prime Lease. With respect to the relationship between the Sublandlord and the Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Prime Lease or the Original Sublease. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublandlord and TNS under the Original Sublease or the rights and obligations of TNS and Landlord under the Prime Lease.

(e)

Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

(f)

Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

(g)

Counterparts. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

(h)

No Recordation. Neither this Sublease nor any short-form memorandum or version hereof shall be recorded by either party.

(i)

Time is of the Essence. The parties agree that time is of the essence with respect to the performance of each of the covenants and agreements contained in this Sublease.

(j)

Approval of Parties. The submission of this Sublease as executed by the Subtenant shall constitute an irrevocable offer by the Subtenant, for a period of thirty (30) days after execution of this Sublease by the Sublandlord, to enter into and consummate this Sublease, and for the Subtenant to sublease the Premises upon the terms and conditions hereof, subject to the written approval of the Landlord, subject to Section 25. Such offer by the Subtenant shall not be subject to withdrawal, rescission or termination in any manner or respect for such thirty (30) day period, subject to Section 25.

(k)

Limitation on Liability. Notwithstanding anything contained to the contrary in this Sublease, except with respect to Subtenant’s holding over in the Premises at the expiration or earlier termination of this Sublease, in no event shall Sublandlord or Subtenant have the right to receive consequential, special, punitive or other similar measures of damages (including loss of profits or business opportunity), and each of Sublandlord and Subtenant hereby irrevocably waives, for itself and its successors and assigns, its right to seek or receive any such measure of damage.

35.

Renewal Option. Subtenant acknowledges that Sublandlord has a renewal right pursuant to the terms of Section 35 of the Original Sublease. In the event that Sublandlord exercises its renewal right pursuant to Section 35 of the Original Sublease, in Sublandlord’s sole discretion, Sublandlord shall provide Subtenant with prompt written notice thereof, and Sublandlord hereby grants to Subtenant the conditional right, exercisable at Subtenant’s option, to renew the Term through September 30, 2026. If timely exercised and if the conditions applicable thereto have been satisfied, such renewal term (“Renewal Term”) shall commence immediately following the end of the initial Term. The right of renewal herein granted to Subtenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

(i)

Subtenant shall exercise its right of renewal with respect to Renewal Term by giving Sublandlord irrevocable written notice of the exercise thereof (the “Renewal Notice”) not less than nine (9) months and not more than twelve (12) months prior to the expiration of the initial Term. In the event that the Renewal Notice is not given in a timely manner, then Subtenant’s right of renewal shall lapse and be of no further force or effect. If a monetary or material non-monetary default by Subtenant exists under this Sublease on the date the Renewal Notice is given, then the Renewal Notice shall, at Sublandlord’s option, be void and Subtenant’s right of renewal shall lapse and be of no further force or effect.

(ii)

All of the terms and conditions contained in this Sublease shall be applicable and shall continue in full force and effect during the Renewal Term (provided the subject option to extend is timely and properly exercised by Subtenant) except the Base Rent shall be the current Fair Market Rent for the Premises as determined by Sublandlord and TNS in accordance with Section 35 of the Original Sublease. In the event Subtenant does not timely or properly exercise an option to extend this Sublease in accordance with the foregoing, then Subtenant’s option to extend this Sublease as provided above shall become null and void and be of no further force or effect.

(iii)

Within thirty (30) days after the terms of the Renewal Term have been established pursuant to the above provisions, the parties shall execute an amendment prepared by Sublandlord accurately setting forth the finalized terms for the Renewal Term.

36.

Sublandlord’s Representations and Warranties.

(a)

Sublandlord represents and warrants to Subtenant that: (1) Sublandlord has received no written notice from Landlord, from TNS, or from any governmental or quasi-governmental authority having or asserting jurisdiction with respect to the Premises stating that the Premises is in violation of any Legal Requirements (as defined in Section 7(b) of the Prime Lease) which remain uncured, and (2) to Sublandlord’s actual knowledge, without inquiry, the Premises is in substantial compliance with all applicable Legal Requirements. Any violations of Legal Requirements that exist as of the date the Premises are delivered to Subtenant shall not be the responsibility of Subtenant.

(b)

Sublandlord represents and warrants to Subtenant that, to Sublandlord’s actual knowledge, without inquiry, no Hazardous Materials (as defined in Section 12(c) of the Prime Lease) exist in the Premises in violation of any Legal Requirements.

(c)

Sublandlord represents and warrants to Subtenant that: (1) to Sublandlord’s actual knowledge, the Prime Lease is in full force and effect, (2) the copy of the Prime Lease which is attached to the Original Sublease as an exhibit thereto is a true, correct and complete copy of the Prime Lease and, to the extent any redacted provisions of the Prime Lease contain any terms or provisions which are inconsistent with Subtenant’s rights under this Sublease, this Sublease shall control as between Sublandlord and Subtenant, (3) Sublandlord has neither received written notice from Landlord regarding an uncured default by TNS under the Prime Lease, nor, to Sublandlord’s actual knowledge has there been the occurrence of any event which, with the giving of notice or the passage of time or both, would constitute such a default by TNS, and (4) to Sublandlord’s actual knowledge, there exists neither a default on the part of Landlord under the Prime Lease, nor the occurrence of any event which, with the giving of notice or the passage of time or both, would constitute such a default.

(d)

Sublandlord represents and warrants to Subtenant that: (1) the Original Sublease is in full force and effect, (2) the copy of the Original Sublease which is attached to this Sublease as Exhibit B is a true, correct and complete copy of the Original Sublease, and (3) Sublandlord has neither received written notice from TNS regarding an uncured default by Sublandlord under the Original Sublease, nor has there been the occurrence of any event which, with the giving of notice or the passage of time or both, would constitute such a default by Sublandlord.

(e)

In the event of any conflict between the representations and warranties in this Section 36 and those contained in the APA, the terms of the APA shall control, and each of the represntations and warrantnies contained in this Section 36 shall be deemed amended to mirror the language set forth in the APA.

[Signature page follows.]

WITNESS:	SUBLANDLORD:

LOOKINGGLASS CYBER SOLUTIONS, INC., a Delaware corporation

/s/ Patty Wong	By:	/s/ Gilman Louie		(Seal)
		Name:	Gilman Louie
		Title:	Chairman

WITNESS:	SUBTENANT:

ZEROFOX, INC., a Delaware corporation

	By:	/s/ Tim Bender		(Seal)
		Name:	Tim Bender
		Title:	CFO

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